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                                                                   EXHIBIT 21.1

                             LIST OF SUBSIDIARIES


               Entity                   Jurisdiction of Incorporation
               ------                   -----------------------------

          Guess? Europe, B.V.                  The Netherlands
         Guess Italia S.r.l.                        Italy
           Ranche Limited                         Hong Kong
      Newtimes Guess?, Limited              British Virgin Islands
      Newtimes Guess?, Limited                    Hong Kong